EXHIBIT 10(a)25

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

THE SOUTHERN COMPANY

Effective as of March 1, 2008, the following are the annual base salaries of the Chief Executive Officer, Chief Financial Officer and certain other executive officers of The Southern Company.

David M. Ratcliffe President and Chief Executive Officer	$1,129,467
W. Paul Bowers Executive Vice President and Chief Financial Officer	$565,098
Thomas M. Fanning Executive Vice President	$664,685
Charles D. McCrary Executive Vice President of the Company, President and Chief Executive Officer of Alabama Power Company	$662,242
Michael D. Garrett Executive Vice President of the Company, President and Chief Executive Officer of Georgia Power Company	$695,402
G. Edison Holland, Jr. Executive Vice President	$541,544